Exhibit 99.1

SUPPORTSOFT REPORTS RESULTS FOR THIRD QUARTER 2004

Redwood City, Calif., October 20, 2004 – SupportSoft, Inc. (Nasdaq: SPRT), a leading provider of Real-Time Service Management (RTSM™) software, today reported financial results for its third quarter ended September 30, 2004.

Revenue for the third quarter 2004 was $12.2 million, a 10% decrease from $13.5 million for the same period last year and a 28% decrease from $16.9 million for the previous quarter. On a GAAP basis, net loss for the quarter was $332,000 or $0.01 loss per diluted share, including a $1.6 million non-recurring charge related to the acquisition of substantially all of the assets of Core Networks Incorporated. This compares with net income of $2.6 million or $0.07 per diluted share a year ago and net income of $4.9 million or $0.11 per diluted share for the previous quarter. Cash and short-term investments at September 30, 2004 were $116.4 million. During the third quarter, cash and short-term investments decreased by approximately $11.6 million, however this decrease included approximately $16.8 million paid for Core Networks.

“I am disappointed in our overall performance and our failure to deliver license revenue results that investors are accustomed to,” said Radha Basu, CEO and Chairman of SupportSoft. “A hallmark of SupportSoft has been our ability to execute in the face of an extremely challenging economic environment and consistently grow both the top line and bottom line. With our solid foundation of products and technologies, blue-chip customer base and financial discipline, I am confident that we will get back on track and continue to make our customers successful.”

Recent Highlights:

•	SupportSoft received orders from 5 new customers and 17 existing customers, including 11 enterprise customers and 11 digital service providers. Three of these orders were for more than $1 million, including a renewal for more than $2 million.
•	SupportSoft received orders from customers including 3M, ADP, American Express, Charter Communications, Comcast, Cox Communications, Microsoft, TDC Solutions, and UPC.
•	Two leading North American and European providers of DSL-based voice, video and data services each selected SupportSoft solutions for installation of high-speed data services and reduction of customer service calls through the automation of on-going customer support for their high-speed data subscribers.
•	On a global basis, SupportSoft now counts 17 leading cable and DSL high-speed data providers that have selected SupportSoft’s installation and service automation solutions, representing more than 20 million subscribers.
•	SupportSoft completed the acquisition of Core Networks and announced four new products: ServiceGateway™, ServicePolicy™, netConfiguration™, and netMeter™. These new products are based on technology from Core Networks and, combined with technology from SupportSoft, provide for the management, diagnosis and resolution of problems in the last network mile and at customer premises’ equipment.
•

SupportSoft announced its Digital 360º vision to assist digital service providers with new service delivery challenges for IP-based services. A key element of this vision is SupportSoft’s ServiceVerify for IP platform. This new platform will serve as the basis for products which assist service providers in the installation and on-going verification of service quality for IP-based services including voice, video and data.

Guidance

Based on the Company’s expectations and current market conditions, SupportSoft expects revenues to be between $14.2 million and $14.9 million for the fourth quarter of 2004. Earnings per share for the fourth quarter of 2004 are expected to be in the range of $0.01 to $0.03. The Company’s guidance for full year 2004 is for revenues in the range of $59.0 to $59.7 million. Earnings per share for the full year 2004 are expected to be between $0.20 and $0.22.

Earnings Call

SupportSoft will host a conference call discussing the Company’s third quarter results on Wednesday, October 20, 2004 starting at 2:00 p.m. PDT. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website, or by dialing (888) 203-1112 and entering passcode 977372.

About SupportSoft

SupportSoft (Nasdaq: SPRT) is a leading provider of Real-Time Service Management (RTSM™) software designed to ease enterprise technical support, provide for IT endpoint automation and enable triple play service automation for VoIP, video or broadband delivery by service providers to their customers. Digital service providers benefiting from SupportSoft solutions include Adelphia Communications, BellSouth, Charter Communications, Comcast Communications, Cox Communications, Time Warner, TeliaSonera and UPC. Enterprises that have licensed SupportSoft software for IT requirements include ADP, Bank of America, Cisco Systems, IBM, Procter & Gamble, Siebel Systems, Sony and Thomson Financial. Managed service providers that utilize our solutions to provide outsourced services to their enterprise customers include Accenture, ACS, CGI, CompuCom, CSC and IBM Global Services.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to SupportSoft’s intention to make customers successful and get back on track, the expected benefits and usage of SupportSoft’s products, SupportSoft’s Digital 360º vision and statements relating to future revenues and earnings per share. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: SupportSoft’s ability to achieve broad adoption and acceptance of its Real-Time Service Management products and services, the potential for a decrease in revenue caused by a reliance on a few large transactions in any period, judgment by management, based upon performance, to release a portion of a deferred tax asset resulting in a credit to tax expenses, its ability to expand its international operations, its ability to manage growth effectively, the ability of its software to operate with hardware and software platforms that are used by its customers now or in the future, its ability to compete successfully in the real-time service management market, long sales cycles, diversion of management attention and difficulty in integrating acquired businesses and technologies, system failures that may cause an interruption in its customers’ ability to use its products or services, the ability to obtain sufficient patent protection, the uncertain economic conditions in the United States and in international markets as well as other risks detailed from time to time in its SEC filings, including those described in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Factors Affecting our Business and Operating Results” in its Quarterly Report on Form 10- Q. Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to update information contained in this press release.

For Investor Relations Inquiries:	For Media Relations Inquiries:
Scott Wilson	Jennifer Massaro
(650) 556-8515	(650) 556-8596
ir@supportsoft.com	pr@supportsoft.com

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2004	2003	2004
Revenues:
License fees	$10,446	$5,741	$29,686	$28,446
Services	3,086	6,499	8,451	16,393

Total revenues	13,532	12,240	38,137	44,839
Costs and expenses:
Cost of license fees	90	46	270	209
Cost of services	1,476	2,500	4,990	6,875
Amortization of intangible assets	—	92	—	92
Research and development	2,195	2,290	6,818	6,815
Sales and marketing	5,913	5,446	16,059	17,469
General and administrative	1,238	1,660	3,925	4,459
In-process research and development	—	1,618	—	1,618

Total costs and expenses	10,912	13,652	32,062	37,537
Income (loss) from operations	2,620	(1,412)	6,075	7,302
Interest income and other, net	80	599	311	1,785

Income (loss) before income taxes	2,700	(813)	6,386	9,087
Income tax benefit (expense)	(139)	481	(331)	(608)

Net income (loss)	$2,561	(332)	$6,055	8,479

Net income (loss) per share:
Basic	$0.07	$(0.01)	$0.18	$0.20

Diluted	$0.07	$(0.01)	$0.17	$0.19

Shares used in computing per share amounts:
Basic	34,173	42,533	33,705	42,291

Diluted	37,918	42,533	36,404	45,778

SUPPORTSOFT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2003	September 30, 2004
		(unaudited)
Assets
Current assets:
Cash, cash equivalents and short term investments	$121,414	$116,383
Accounts receivable, net	12,421	8,481
Other current assets	3,814	5,330

Total current assets	137,649	130,194
Property and equipment, net	676	1,321
Goodwill	—	9,837
Intangible assets, net	—	5,356
Other assets	719	610

Total assets	$139,044	$147,318

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued compensation	$2,279	$2,431
Other accrued liabilities	1,837	4,720
Deferred revenue	20,922	14,205

Total current liabilities	25,038	21,356
Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	189,693	193,556
Other comprehensive income	(157)	(543)
Accumulated deficit	(75,534)	(67,055)

Stockholders’ equity	114,006	125,962

Total liabilities and stockholders’ equity	$139,044	$147,318